Exhibit 99.1

Engility Announces Pricing of $300 Million Senior Notes

CHANTILLY, VA – August 4, 2016 - Engility Holdings, Inc. (NYSE: EGL) (the “Company”) today announced the pricing of the private offering by Engility Corporation, an indirect wholly owned subsidiary of the Company, of $300 million aggregate principle amount of 8.875% senior notes due 2024 (the “Notes”) to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to certain non-United States persons in transactions outside of the United States pursuant to Regulation S under the Securities Act.

The Notes will bear interest at a rate of 8.875% per annum and will be initially guaranteed by the Company and certain of Engility Corporation’s wholly owned domestic subsidiaries. The sale of the Notes is expected to be completed on August 12, 2016, subject to customary closing conditions including the concurrent closing of the Company’s new bank financing.

The aggregate principal amount of Notes to be issued in the offering was decreased from the previously announced $380 million to $300 million. The aggregate principal amount of the Company’s new senior secured credit facility, to be entered into in conjunction to with the offering of the Notes, will be increased from $965 million to $1,045 million, consisting of $880 million in term loans, which will be offered in two tranches, a $200 million B1 term loan maturing 2020 and a $680 million B2 term loan maturing 2023, and a $165 million undrawn revolving credit facility (collectively, the “New Credit Facility”).

The Company intends to use the net proceeds from the offering of the Notes, together with borrowings under its new term loan facilities, to repay in full all of its outstanding indebtedness under its existing credit facilities, including any premiums, fees and expenses in connection therewith, with any remaining proceeds to be used for general corporate purposes.

The Company intends to update its 2016 financial guidance to give effect to the refinancing transactions following the closing of the offering of the Notes and the entry into the New Credit Facility.

The Notes have not been registered under the Securities Act and will not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements in the United States. This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of the Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Engility

Engility Holdings, Inc. (NYSE: EGL), a leading provider of mission-critical and highly technical services to the U.S. government, is engineered to make a difference. Built on a five-decade commitment to our customers and our country, Engility delivers world-class performance, efficiency and value in a broad range of services, including engineering and technology life cycle support, program and business support and specialized technical consulting. Headquartered in Chantilly, Virginia, and with offices around the world, Engility supports customers throughout the defense, intelligence, space, federal civilian and international communities, drawing on our intimate understanding of customer needs, our deep domain expertise and our highly skilled employees to develop and deliver on-target solutions.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated terms and impact of the offering of the Notes and the entry into the New Credit Facility. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Engility’s actual results to differ materially from those described in the forward-looking statements can be found under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2015, and more recent documents that have been filed with the Securities and Exchange Commission (SEC) and are available on the investor relations section of Engility’s website (http://www.engilitycorp.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media:	Investor Relations:

Eric Ruff	Dave Spille

Engility Holdings, Inc.	Engility Holdings, Inc.

(703) 375-6463	(703) 375-4221

eric.ruff@engilitycorp.com	dave.spille@engilitycorp.com